UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2018 (December 6, 2018)
Vanguard Natural Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33756	80-0411494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into A Material Definitive Agreement.

On December 6, 2018, Vanguard Natural Resources, Inc., a Delaware corporation (the “Company”), entered into the Third Amendment (the “Third Amendment”) to the Fourth Amended and Restated Credit Agreement, dated as of August 1, 2017 (as amended from time to time, the “Credit Agreement”), among the Company, Vanguard Natural Gas, LLC (the “Borrower”), Citibank N.A., as Administrative Agent and the lenders party thereto (the “Lenders”).

The Third Amendment makes certain modifications to the Credit Agreement to allow the Company additional flexibility to pursue and consummate sales of certain of its oil and natural gas properties.

Additionally, pursuant to a scheduled redetermination, and in connection with recent asset sales, the Company’s borrowing base under the Credit Agreement has been decreased to $682,385,000. As of December 7, 2018, the Company had $662.3 million of outstanding borrowings under the Credit Agreement and approximately $21 million of liquidity.

In addition, the Company continues to investigate refinancing alternatives, and may, from time to time, explore or pursue opportunities to reorganize or refinance its capital structure. Such capital raising efforts and refinancing opportunities are subject to numerous risks, many of which are outside of the Company’s control, including those related to the general condition in the capital and credit markets and the desirability of investments in companies in the energy sector, as well as commodity prices relative to historic levels. If the Company determines to pursue such opportunities, there can be no assurance that the Company will be successful in accessing the capital or credit markets or in consummating a financing transaction on acceptable terms, or at all.

Additionally, as it has previously disclosed, the Company continues to pursue efforts to divest additional oil and natural gas properties to use proceeds to reduce indebtedness under the Credit Agreement. The Company is in the process of publicly marketing certain oil and natural gas properties, including, among others, properties and assets in East Texas and North Louisiana, which properties include operated and non-operated working interests, with current production of approximately 2,500 Boe per day, and associated development rights (collectively, the “Greater Haynesville Assets”). The Company has not yet entered into a purchase agreement or letter of intent with any prospective purchaser(s), and there is no guarantee that the Company will be able to consummate the disposition of the Greater Haynesville Assets or any other assets on favorable terms, or at all. Various factors could materially affect the Company’s ability to complete planned asset divestitures, including, among others, the approvals of governmental agencies or third parties and the availability of purchasers willing to acquire the assets on terms the Company deems acceptable.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the complete document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.
Item 9.01. Exhibits.
(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 10.1
Third Amendment to Fourth Amended and Restated Credit Agreement, dated December 6, 2018, to the Fourth Amended and Restated Credit Agreement, among Vanguard Natural Resources, Inc., Vanguard Natural Gas, LLC, Citibank N.A., as Administrative Agent and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, INC.

Dated: December 10, 2018	By:	/s/ Ryan Midgett
		Name:	Ryan Midgett
		Title:	Chief Financial Officer